Exhibit 10.23

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE CAN BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS THE REGISTRATION PROVISIONS OF SUCH ACT AND OF THE APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

ACCOUNTS RECEIVABLE LENDING AGREEMENT AND PROMISSORY NOTE

$60,000	March 17, 2013

FOR VALUE RECEIVED, WOWIO, INC., a Texas corporation (the “Company”), hereby promises to pay to the order of Harbor Vista Corporation (the “Holder”), located at PO Box 2133, Port Washington, New York 11050, the amount of the principal sum of SIXTY THOUSAND DOLLARS ($60,000), together with simple flat interest rate equal to twenty-five hundred dollars ($2,500), in lawful currency of the United States of America.

The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject, to which the Holder, by acceptance of this Note, agrees:

1. PAYMENT SCHEDULE.

(a) The outstanding principal under this Note and the interest thereon shall be due and payable on the following dates (“Payment Dates”):

(i) $21,000 due and payable on or before May 20, 2013

(ii) $21,000 due and payable on or before June 20, 2013

(iii) $20,500 due and payable on or before July 20, 2013

(b) All payments of principal and interest under this Note will be made to the Holder by wire transfer to the account most recently specified in writing by the Holder or by check sent by nationally recognized courier to the address of the Holder specified above or to such other address as may have been most recently specified in writing by the Holder.

(c) Notwithstanding any provision contained herein, the total liability of the Company for payment of interest pursuant hereto shall not exceed the maximum amount of such interest permitted by law to be charged, collected or received from the Company, and if any payments by the Company include interest in excess of such a maximum amount, the Holder shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to the Company.

2. THIRD-PARTY RECEIVABLES DISTRIBUTION. Company asserts and Holder acknowledges that Company has contracts with outside third party clients. Company has designated or will designate that third party clients will agree to distribute funds according to Payment Schedule. The principal payments with interest per the Payment Dates under this Note shall be paid either directly by Company or via Directed Distribution Agreements by Third Party to the Holder via the following wire instructions:

Account Name:

Account #:

Routing/ABA #:

Bank:

Address:

Company will provide Holder with copies of all executed Directed Distribution Agreements immediately upon execution of said agreements.

3. EVENT OF DEFAULT. If any Obligation is not paid when due, the amount of such unpaid Obligation bears interest at the Applicable Rate plus five percent until the earlier of (a) payment in good funds or (b) entry of a final judgment when the principal amount of any money judgment will accrue interest at the highest rate allowed by law.

4. FEES, COSTS AND EXPENSES. The Borrower will pay on demand all fees, costs and expenses (including attorneys' and professionals' fees with costs and expenses) that Holder incurs from: (a) preparing, negotiating, administering, and enforcing this Agreement or any related agreement, including any amendments, waivers or consents, (b) any litigation or dispute relating to the Financed Receivables, this Agreement or any other agreement, (c) enforcing any rights against Company or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Financed Receivables or other Collateral, (e) collecting the Financed Receivables and the Obligations, and (f) any bankruptcy case or insolvency proceeding involving Company, any Financed Receivable, the Collateral, any Account Debtor, or any Guarantor.

5. WAIVER. The Company and all parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, generally waive demand, presentment for payment, notice of dishonor, protest and notice of protest, diligence in collecting or bringing suit against any party hereto, and agree to all extensions, renewals, indulgences, releases or changes which from time to time may be granted by the Holder and to all partial payments hereon, with or without notice before or after maturity.

6. PREPAYMENT. The Company and Holder acknowledge that the Company may prepay all or any portion of the outstanding principal amount and then accrued interest at any time prior to the Payment Dates without penalty.

7. GOVERNING LAW. This Note shall be construed according to and governed by the laws of the State of California. If any court of competent jurisdiction shall declare any of the terms of this Note invalid, such invalidity shall not affect any of the other terms hereof.

8. AMENDMENT; ASSIGNMENT. No provision hereof shall be waived or amended except by an instrument in writing signed by the party against whom such waiver or amendment is sought. This Note is not transferable or assignable by either party without the other party’s prior written consent.

9. NOTICES. All notices hereunder shall be in writing, either mailed by first-class mail, postage prepaid, or delivered by hand or nationally recognized courier, and, if to the Company, shall be addressed to it at 6310 San Vicente Blvd., Suite 240, Los Angeles, California 90048 Attn: Brian Altounian, or at such other address as the Company may hereafter designate by notice to the Holder, and, if to the Holder, addressed to the Holder at PO Box 2133, Port Washington, NY 11050, or at such other address as the Holder may hereafter designate by notice to the Company. All such notices and communications shall be effective if mailed, three (3) days after mailing, and if delivered, upon delivery.

10. WIRE INSTRUCTIONS. The principal payment under this Note shall be paid by Holder to the Company via the following wire instructions:

Account Name:

Account

Routing/ABA #:

Bank:

Address:

Optional Text: Attention:

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first above written.

WOWIO, INC.

By	/s/ Brian Altounian
Brian Altounian, CEO